Exhibit 19 under Form N-1A
                       Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED INSURANCE SERIES and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                   TITLE                                DATE



/s/John F. Donahue           Chairman and Trustee             July 1, 1997
John F. Donahue                (Chief Executive Officer)



/s/J. Christopher Donahue    President and Trustee            July 1, 1997
J. Christopher Donahue



/s/John W. McGonigle         Treasurer, Executive             July 1, 1997
John W. McGonigle            Vice President and
                             Secretary (Principal
                             Financial and Accounting
                             Officer)



/s/Thomas G. Bigley          Trustee                          July 1, 1997
Thomas G. Bigley



/s/John T. Conroy, Jr.       Trustee                          July 1, 1997
John T. Conroy, Jr.

SIGNATURES                   TITLE                                    DATE



/s/William J. Copeland       Trustee                          July 1, 1997
William J. Copeland



/s/James E. Dowd             Trustee                          July 1, 1997
James E. Dowd



/s/Lawrence D. Ellis, M.D.   Trustee                          July 1, 1997
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.   Trustee                          July 1, 1997
Edward L. Flaherty, Jr.



/s/Peter E. Madden           Trustee                          July 1, 1997
Peter E. Madden



/s/Gregor F. Meyer           Trustee                          July 1, 1997
Gregor F. Meyer



/s/John E. Murray, Jr.       Trustee                          July 1, 1997
John E. Murray, Jr.



Wesley W. Posvar             Trustee                          July 1, 1997
Wesley W. Posvar



Marjorie P. Smuts            Trustee                          July 1, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this 1st day of July, 1997

/s/Marie M. Hamm
Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000

Member, Pennsylvania Association of Notaries